UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2024
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2024 (the “Effective Date”), Spruce Power Holding Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Clayton Capital Appreciation Fund, L.P. and Clayton Partners LLC (collectively, the “Clayton”).

Pursuant to the terms of the Cooperation Agreement, effective as of the Effective Date, the Company agreed to increase the size of the Company’s Board of Directors (the “Board”) from six to seven directors and to take all necessary actions to appoint Clara Nagy McBane to the Board to fill the directorship resulting from the increase in the size of the Board, to serve as a Class B director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and to hold office until her successor has been duly elected and qualified or until her earlier, death, resignation or removal. The Company has also agreed that, upon the appointment of Ms. McBane to the Board, the Board would appoint her to its Compensation Committee and Nominating and Corporate Governance Committee. Under the terms of the Cooperation Agreement, the Board shall also consider nominating Ms. McBane for re-election to the Board at the 2025 Annual Meeting in good faith and in the same manner the Board considers the nomination of all incumbent directors.

Pursuant to the Cooperation Agreement, Clayton shall be required, until the Termination Date (as defined below), subject to certain exceptions, to vote at each of the Company’s Annual Meetings of Stockholders (the “Annual Meetings”) all of their beneficially owned shares of the Company’s common stock in accordance with the Board’s recommendation with respect to all nominations and other proposals submitted to stockholders at such Annual Meetings. In addition, the Cooperation Agreement provides for certain customary standstill provisions that restrict Clayton from, among other things, engaging in any solicitation of proxies with respect to the voting securities of the Company or acquiring any securities of the Company that would result in Clayton having beneficial ownership of more than 14.9% of the Company’s common stock. Unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will remain in effect until the date that is the earlier of (i) the date Clayton receives notice that the Company will not nominate Ms. McBane for re-election to the Board at the 2025 Annual Meeting, (ii) immediately following the closing of the polls on the election of directors at the 2025 Annual Meeting, (iii) August 31, 2025 if the 2025 Annual Meeting has not been held by that date, and (iv) in the event that any party materially breaches this Agreement, the date that is thirty (30) calendar days following written notice of such breach from the non-breaching party, if such breach (if capable of being cured) has not been cured by such date, or, if impossible to cure within thirty (30) calendar days, such party has not taken substantive action to correct by such date (the effective date of termination, the “Termination Date”).

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above, effective as of the Effective Date, the Board appointed Ms. McBane to serve as a Class B director on the Board, to fill the directorship resulting from the increase in the size of the Board, and as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board. Ms. McBane, age 37, is the founder and Chief Executive Officer of Ventura Energy Partners LLC, which is a developer of behind-the-meter and community sized solar and storage systems, a position she has held since February 2021. Ms. McBane has been working in the renewables industry for the last 13 years and is an expert in renewable energy finance and operations. Her previous positions include SVP of Business Development at SOURCE Global PBC from September 2019 to May 2022, Director of Business Development at Advanced Microgrid Solutions (which was sold to Fluence Energy, Inc.) from May 2018 to September 2019, and VP of Sales at Sunlink Corporation before that. Ms. McBane received a B.S. in Civil Engineering and a Masters in Structural Engineering from University of California, Berkeley. Ms. McBane’s qualifications to serve on the Board include her extensive experience in the renewables industry.

Other than the Cooperation Agreement described above, there are no arrangements or understandings between Ms. McBane and any other person pursuant to which Ms. McBane was appointed as a director. There are no family relationships between Ms. McBane and any director or executive officer of the Company, and there are no transactions between Ms. McBane and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. McBane will be compensated in accordance with the Company’s non-employee director compensation policy. Also, in connection with her appointment to the Board, Ms. McBane entered into an indemnification agreement with the Company in substantially the same form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on December 23, 2020. The

Indemnification Agreement provides that the Company will indemnify Ms. McBane for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

Item 8.01. Other Events.

On June 21, 2024, Shawn Kravetz of Esplanade Capital LLC, provided notice to the Company that it has irrevocably withdrawn its notice of its intent to nominate director candidates and submit a business proposal at the Company’s upcoming 2024 annual meeting of stockholders.

A copy of the press release announcing Ms. McBane’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated June 21, 2024, by and among Spruce Power Holding Corporation, Clayton Capital Appreciation Fund, L.P. and Clayton Partners LLC
99.1	Press Release dated June 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: June 24, 2024	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer